                                                                   EXHIBIT 10.11
                              PANHANDLE STATE BANK
                          SALARY CONTINUATION AGREEMENT
                             (AMENDED AND RESTATED)

      This AMENDED AND RESTATED SALARY CONTINUATION AGREEMENT (this "Agreement") is entered into as of this 1st day of January, 2008, by and between Panhandle State Bank, an Idaho-chartered bank (the "Bank"), and Jerrold B. Smith, President of the Bank (the "Executive").

      WHEREAS, the Executive and the Bank entered into a Salary Continuation Agreement dated as of January 1, 2002,

      WHEREAS, the Executive and the Bank desire to amend the Salary Continuation Agreement and, as amended, to restate the Salary Continuation Agreement in its entirety,

      WHEREAS, none of the conditions or events included in the definition of the term "golden parachute payment" that is contained in section 18(k)(4)(A)(ii) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)(4)(A)(ii)] and in Federal Deposit Insurance Corporation Rule 359.1(f)(1)(ii) [12 CFR 359.1(f)(1)(ii)] exists or, to the best knowledge of the Bank, is contemplated insofar as the Bank is concerned, and

      WHEREAS, the parties hereto intend that this Agreement shall be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status.

      NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Bank hereby agree as follows.

                                    ARTICLE 1
                                   DEFINITIONS

      1.1 "ACCRUAL BALANCE" means the liability that should be accrued by the Bank under generally accepted accounting principles ("GAAP") for the Bank's obligation to the Executive under this Agreement, applying Accounting Principles Board Opinion No. 12, as amended by Statement of Financial Accounting Standards No. 106, and the calculation method and discount rate specified hereinafter. The Accrual Balance shall be calculated such that when it is credited with interest each month the Accrual Balance at Normal Retirement Age equals the present value of the normal retirement benefits. The discount rate means the rate used by the Plan Administrator for determining the Accrual Balance. The rate is based on the yield on a 20-year corporate bond rated Aa by Moody's, rounded to the nearest 1/4%. In its sole discretion, the Plan Administrator may adjust the discount rate to maintain the rate within reasonable standards according to GAAP.

      1.2 "BENEFICIARY" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive, determined according to Article 4.

      1.3 "BENEFICIARY DESIGNATION FORM" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

      1.4 "CHANGE IN CONTROL" means a change in control as defined in Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including -

      (a) Change in ownership: a change in ownership of Intermountain Community Bancorp, an Idaho corporation of which the Bank is a wholly owned subsidiary, occurs on the date any one person or group accumulates ownership of Intermountain Community Bancorp stock constituting more than 50% of the total fair market value or total voting power of Intermountain Community Bancorp stock,

      (b) Change in effective control: (i) any one person, or more than one person acting as a group, acquires within a 12-month period ownership of Intermountain Community Bancorp stock possessing 30% or more of the total voting power of Intermountain Community Bancorp stock, or (ii) a majority of Intermountain Community Bancorp's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of Intermountain Community Bancorp's board of directors, or

      (c) Change in ownership of a substantial portion of assets: a change in ownership of a substantial portion of Intermountain Community Bancorp's assets occurs if in a 12-month period any one person or more than one person acting as a group acquires from Intermountain Community Bancorp assets having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of Intermountain Community Bancorp's assets immediately before the acquisition or acquisitions. For this purpose, gross fair market value means the value of Intermountain Community Bancorp's assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

      1.5 "CODE" means the Internal Revenue Code of 1986, as amended, and rules, regulations, and guidance of general application issued thereunder by the Department of the Treasury.

      1.6 "DISABILITY" means, because of a medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of at least 12 months, (i) the Executive is unable to engage in any substantial gainful activity, or (ii) the Executive is receiving income replacement benefits for a period of at least three months under an accident and health plan of the employer. Medical determination of disability may be made either by the Social Security Administration or by the provider of an accident or health plan covering employees of the Bank. Upon request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration's or provider's determination.

      1.7 "EARLY TERMINATION" means the Executive's Separation from Service with the Bank before Normal Retirement Age for reasons other than death or Disability. Early Termination excludes a Separation from Service governed by section 2.4.

      1.8 "EFFECTIVE DATE" means January 1, 2002.

      1.9 "NORMAL RETIREMENT AGE" means the Executive's 60th birthday.

      1.10 "PLAN ADMINISTRATOR" or "ADMINISTRATOR" means the plan administrator described in Article 7.

      1.11 "PLAN YEAR" means a twelve-month period commencing on January 1 and ending on the last day of December of each year. The initial Plan Year shall commence on the Effective Date of this Agreement.

      1.12 "SEPARATION FROM SERVICE" means the Executive's service as an executive and independent contractor to the Bank and any member of a controlled group, as defined in Code section 414, terminates for any reason, other than because of a leave of absence approved by the Bank or the Executive's death. For purposes of this Agreement, if there is a dispute about the employment status of the Executive or the date of the Executive's Separation from Service, the Bank shall have the sole and absolute right to decide the dispute unless a Change in Control shall have occurred.

      1.13 "TERMINATION FOR CAUSE" and "CAUSE" mean the definition of termination for cause specified in any severance or employment agreement existing on the date hereof or hereafter entered into between the Executive and the Bank or between the Executive and Intermountain Community Bancorp. If the Executive is not a party to an effective severance or employment agreement defining termination for cause, Termination for Cause means termination of the Executive's employment for any of the following reasons -

      (a) the Executive's gross negligence or gross neglect of duties or intentional and material failure to perform stated duties after written notice thereof, or

      (b) disloyalty or dishonesty by the Executive in the performance of the Executive's duties, or a breach of the Executive's fiduciary duties for personal profit, in any case whether in the Executive's capacity as a director or officer, or

      (c) intentional wrongful damage by the Executive to the business or property of the Bank or its affiliates, including without limitation the reputation of the Bank, which in the judgment of the Bank causes material harm to the Bank or affiliates, or

      (d) a willful violation by the Executive of any applicable law or significant policy of the Bank or an affiliate that, in the Bank's judgment, results in an adverse effect on the Bank or the affiliate, regardless of whether the violation leads to criminal prosecution or conviction. For purposes of this Agreement, applicable laws include any statute, rule, regulatory order, statement of policy, or final cease-and-desist order of any governmental agency or body having regulatory authority over the Bank, or

      (e) the occurrence of any event that results in the Executive being excluded from coverage, or having coverage limited for the Executive as compared to other executives of the Bank, under the Bank's blanket bond or other fidelity or insurance policy covering its directors, officers, or employees, or

      (f) the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or section 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or
(g)(1), or

      (g) conviction of the Executive for or plea of no contest to a felony or conviction of or plea of no contest to a misdemeanor involving moral turpitude, or the actual incarceration of the Executive for 45 consecutive days or more.

      1.14 "VOLUNTARY TERMINATION WITH GOOD REASON" means a voluntary Separation from Service by the Executive within 24 months after a Change in Control if the following conditions (i) and (ii) are satisfied: (i) a voluntary Separation from Service by the Executive will be considered a Voluntary Termination for Good Reason if any of the following occur without the Executive's advance written consent -

            1) a material diminution of the Executive's base salary,

            2) a material diminution of the Executive's authority, duties, or responsibilities,

            3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the board of directors,

            4) a material diminution in the budget over which the Executive retains authority,

            5) a material change in the geographic location at which the Executive must perform services for the Bank, or

            6) any other action or inaction that constitutes a material breach by the Bank of the agreement under which the Executive provides services to the Bank.

      (ii) the Executive must give notice to the Bank of the existence of one or more of the conditions described in clause (i) within 90 days after the initial existence of the condition, and the Bank shall have 30 days thereafter to remedy the condition. In addition, the Executive's voluntary termination because of the existence of one or more of the conditions described in clause (i) must occur within 24 months after the earlier of the initial existence of the condition or the Change in Control.

                                    ARTICLE 2
                                LIFETIME BENEFITS

      2.1 NORMAL RETIREMENT. Unless Separation from Service occurs before Normal Retirement Age, when the Executive attains Normal Retirement Age the Bank shall pay to the Executive the benefit described in this section 2.1 instead of any other benefit under this Agreement. If the Executive's Separation from Service thereafter is a Termination for Cause or if this Agreement terminates under
Article 5, no further benefits shall be paid.

      2.1.1 Amount of benefit. The annual benefit under this section 2.1 is $110,963.

      2.1.2 Payment of benefit. Beginning with the month immediately after the month in which the Executive attains Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for ten years.

      2.2 EARLY TERMINATION. If Early Termination occurs before Normal Retirement Age but ten years or more after the Effective Date, the Bank shall pay to the Executive the benefit described in this section 2.2 instead of any other benefit under this Agreement. If Early Termination occurs within ten years after the Effective Date, no benefit shall be payable under this Agreement. Additionally, no benefits shall be payable under this Agreement if the Executive's employment is terminated under circumstances described in Article 5 of this Agreement. Neither the Bank nor the Executive shall be entitled to elect in the 24-month period after a Change in Control between the benefit under this section 2.2 versus the benefit under section 2.4. If the Executive's Separation from Service within 24 months after a Change in Control is an involuntary termination other than for Cause or a Voluntary Termination with Good Reason, no benefit shall be payable under this section 2.2 and the Executive shall instead be entitled to the benefit under section 2.4 (unless the Change in Control is the result of a written supervisory determination by the FDIC that the Bank should be sold) or, if the Executive first attained Normal Retirement Age, section 2.1.

      2.2.1 Amount of benefit. The annual benefit under this section 2.2 is calculated as the amount that fully amortizes the Accrual Balance existing at the end of the month immediately before the month in which Separation from Service occurs, amortizing that Accrual Balance over the ten-year period beginning with the Executive's Normal Retirement Age and taking into account interest at the discount rate or rates established by the Plan Administrator.

      2.2.2 Payment of benefit. Beginning with the later of (i) the seventh month after the month in which the Executive's Separation from Service occurs, or (ii) the month immediately after the month in which the Executive attains Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for ten years.

      2.3 DISABILITY. For Separation from Service because of Disability before Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this section 2.3 instead of any other benefit under this Agreement.

      2.3.1 Amount of benefit. The annual benefit under this section 2.3 is calculated as the amount that fully amortizes the Accrual Balance existing at the end of the month immediately before the month in which Separation from Service occurs, amortizing that Accrual Balance over the ten-year period beginning with the Executive's Normal Retirement Age and taking into account interest at the discount rate or rates established by the Plan Administrator.

      2.3.2 Payment of benefit. Beginning with the later of (i) the seventh month after the month in which the Executive's Separation from Service occurs, or (ii) the month immediately after the month in which the Executive attains Normal Retirement Age, the Bank shall pay the annual benefit to the Executive in 12 equal monthly installments on the first day of each month. The annual benefit shall be paid to the Executive for ten years.

      2.4 CHANGE-IN-CONTROL. If the Executive's Separation from Service is an involuntary termination without Cause or a Voluntary Termination with Good Reason, in either case within 24 months after a Change in Control, the Bank shall pay to the Executive the benefit described in this section 2.4 instead of any other benefit under this Agreement, unless the Change in Control is the result of a written supervisory determination by the FDIC that the Bank should be sold. No benefits shall be payable under this Agreement if the Executive's employment is terminated under circumstances described in Article 5 of this Agreement. Neither the Bank nor the Executive shall be entitled to elect in the 24-month period after a Change in Control between the benefit under this section
2.4 versus the Early Termination benefit under section 2.2. If the Executive's Separation from Service within 24 months after a Change in Control is an involuntary termination without Cause or a Voluntary Termination with Good Reason, no benefit shall be payable under section 2.2 and the Executive shall instead be entitled to the benefit under this section 2.4, unless the Change in Control is the result of a written supervisory determination by the FDIC that the Bank should be sold. But if the Executive shall have attained Normal Retirement Age when Separation from Service within 24 months after a Change in Control occurs, whether Separation from Service is voluntary or involuntary for any reason other than Termination for Cause, the Executive shall be entitled solely to the benefit provided by section 2.1, not this section 2.4.

      2.4.1 Amount of benefit. The benefit under this section 2.4 is the Normal Retirement Age Accrual Balance required by section 2.1, discounting the Normal Retirement Age Accrual Balance to present value using a discount rate selected by the Plan Administrator, but the discount rate selected by the Plan Administrator shall not exceed the discount rate employed at the time of the Change in Control for purposes of calculating the Accrual Balance.

      2.4.2 Payment of benefit. The Bank shall pay the benefit under this section 2.4 to the Executive in a single lump sum on the first day of the seventh month after the month in which the Executive's Separation from Service occurs.

      2.5 LUMP-SUM PAYOUT OF REMAINING NORMAL RETIREMENT BENEFIT, EARLY TERMINATION BENEFIT, OR DISABILITY BENEFIT WHEN A CHANGE IN CONTROL OCCURS. If a Change in Control occurs while the Executive is receiving the Normal Retirement Age benefit under section 2.1, the Bank shall pay the remaining salary continuation benefits to the Executive in a single lump sum on the date of the Change in Control. If a Change in Control occurs after Separation from Service but while the Executive is receiving or is entitled at Normal Retirement Age to receive the Early Termination benefit under section 2.2 or the Disability benefit under section 2.3, the Bank shall pay the remaining salary continuation benefits to the Executive in a single lump sum on the later of (i) the date of the Change in Control or (ii) the first day of the seventh month after the month in which the Executive's Separation from Service occurs. The lump-sum payment due to the Executive as a result of a Change in Control shall be an amount equal to the Accrual Balance amount corresponding to the particular benefit when the Change in Control occurs.

      2.6 ANNUAL BENEFIT STATEMENT. Within 120 days after the end of each Plan Year the Plan Administrator shall provide or cause to be provided to the Executive an annual benefit statement showing benefits payable or potentially payable to the Executive under this Agreement. Each annual benefit statement shall supersede the previous year's annual benefit statement. If there is a contradiction between this Agreement and the annual benefit statement concerning the amount of a particular benefit payable or potentially payable to the Executive under sections 2.2, 2.3, or 2.4 hereof, the amount of the benefit determined under the Agreement shall control.

      2.7 SAVINGS CLAUSE RELATING TO COMPLIANCE WITH CODE SECTION 409A. Despite any contrary provision of this Agreement, if when the Executive's employment terminates the Executive is a specified employee, as defined in Code section 409A, and if any payments under Article 2 of this Agreement will result in additional tax or interest to the Executive because of section 409A, the Executive shall not be entitled to the payments under Article 2 until the earliest of (i) the date that is at least six months after termination of the Executive's employment for reasons other than the Executive's death, (ii) the date of the Executive's death, or (iii) any earlier date that does not result in additional tax or interest to the Executive under section 409A. If any provision of this Agreement would subject the Executive to additional tax or interest under section 409A, the Bank shall reform the provision. However, the Bank shall maintain to the maximum extent practicable the original intent of the applicable provision without subjecting the Executive to additional tax or interest, and the Bank shall not be required to incur any additional compensation expense as a result of the reformed provision.

      2.8 ONE BENEFIT ONLY. Despite anything to the contrary in this Agreement, the Executive and Beneficiary are entitled to one benefit only under this Agreement, which shall be determined by the first event to occur that is dealt with by this Agreement. Except as provided in section 2.5 or Article 3, subsequent occurrence of events dealt with by this Agreement shall not entitle the Executive or Beneficiary to other or additional benefits under this Agreement.

                                    ARTICLE 3
                                 DEATH BENEFITS

      3.1 DEATH BEFORE SEPARATION FROM SERVICE AND NORMAL RETIREMENT AGE. If the Executive dies in active service to the Bank before Normal Retirement Age, at the Executive's death the Executive's Beneficiary shall be entitled solely to the benefit, if any, provided by the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A instead of any benefit payable under this Agreement. If the Executive dies after Separation from Service or after attaining Normal Retirement Age, the Executive's Beneficiary shall be entitled to no benefits under the Split Dollar Agreement and Endorsement attached to this Agreement as Addendum A.

      3.2 DEATH AFTER SEPARATION FROM SERVICE OR NORMAL RETIREMENT AGE. If the Executive dies after Normal Retirement Age or after Separation from Service occurring at any age, at the Executive's death the Executive's Beneficiary shall be entitled to the benefits, if any, that would have been payable to the Executive under Article 2 had the Executive survived. The benefits shall be payable to the Executive's Beneficiary in the same amounts they would have been paid to the Executive had the Executive survived, except that payments shall commence in the month after the Executive's death.

      3.3 CHANGE-IN-CONTROL PAYOUT OF BENEFITS UNDER SECTION 3.2. If a Change in Control occurs while the Executive's Beneficiary is receiving the benefit provided by section 3.2, the Bank shall pay the remaining benefits to the Executive's Beneficiary in a single lump sum within three days after the Change in Control. The lump-sum payment shall be an amount equal to the Accrual Balance amount corresponding to the benefit being paid.

                                    ARTICLE 4
                                  BENEFICIARIES

      4.1 BENEFICIARY DESIGNATIONS. The Executive shall have the right to designate at any time a Beneficiary to receive any benefits payable under this Agreement at the Executive's death. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.

      4.2 BENEFICIARY DESIGNATION: CHANGE. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing, and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator before the Executive's death.

      4.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted, and acknowledged in writing by the Plan Administrator or its designated agent.

      4.4 NO BENEFICIARY DESIGNATION. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

      4.5 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay the benefit to the guardian, legal representative, or person having the care or custody of the minor, incapacitated person, or incapable person. The Bank may require proof of incapacity, minority, or guardianship as it may deem appropriate before distribution of the benefit. Distribution shall completely discharge the Bank from all liability for the benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

      5.1 TERMINATION FOR CAUSE. Despite any contrary provision of this Agreement, the Bank shall not pay any benefit under this Agreement and this Agreement shall terminate if Separation from Service is a Termination for Cause or if Separation from Service is an Early Termination occurring within ten years after the Effective Date. Likewise, the Beneficiary shall be entitled to no benefits under the Split Dollar Agreement attached to this Agreement as Addendum A and the Split Dollar Agreement also shall terminate if Separation from Service is a Termination for Cause or if Separation from Service is an Early Termination occurring within ten years after the Effective Date.

      5.2 MISSTATEMENT. The Bank shall not pay any benefit under this Agreement and the Beneficiary shall be entitled to no benefits under the Split Dollar Agreement attached as Addendum A if the Executive makes any material misstatement of fact on any application or resume provided to the Bank or on any application for benefits provided by the Bank.

      5.3 REMOVAL. If the Executive is removed from office or permanently prohibited from participating in the Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, and the Split Dollar Agreement also shall terminate as of the effective date of the order.

      5.4 DEFAULT. Despite any contrary provision of this Agreement, if the Bank is in "default" or "in danger of default," as those terms are defined in section 3(x) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(x), all obligations under this Agreement shall terminate.

      5.5 FDIC OPEN-BANK ASSISTANCE. All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, when the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Federal Deposit Insurance Act section 13(c). 12 U.S.C. 1823(c). Rights of the parties that have already vested shall not be affected by such action, however.

                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

      6.1 CLAIMS PROCEDURE. A person or beneficiary ("claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows -

      6.1.1 Initiation - written claim. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits. If the claim relates to the contents of a notice received by the claimant, the claim must be made within 60 days after the notice was received by the claimant. All other claims must be made within 180 days after the date of the event that caused the claim to arise. The claim must state with particularity the determination desired by the claimant.

      6.1.2 Timing of Bank response. The Bank shall respond to the claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 90 days by notifying the claimant in writing before the end of the initial 90-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Bank expects to render its decision.

      6.1.3 Notice of decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of the denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

            6.1.3.1     the specific reasons for the denial,

            6.1.3.2 a reference to the specific provisions of the Agreement on which the denial is based,

            6.1.3.3 a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

            6.1.3.4 an explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

            6.1.3.5 a statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

      6.2 REVIEW PROCEDURE. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows -

      6.2.1 Initiation - written request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

      6.2.2 Additional submissions - information access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

      6.2.3 Considerations on review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.

      6.2.4 Timing of Bank response. The Bank shall respond in writing to the claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank may extend the response period by an additional 60 days by notifying the claimant in writing before the end of the initial 60-day period that an additional period is required. The notice of extension must state the special circumstances and the date by which the Bank expects to render its decision.

      6.2.5 Notice of decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth -

            6.2.5.1     the specific reason for the denial,

            6.2.5.2 a reference to the specific provisions of the Agreement on which the denial is based,

            6.2.5.3 a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

            6.2.5.4 a statement of the claimant's right to bring a civil action under ERISA section 502(a).

                                    ARTICLE 7
                           ADMINISTRATION OF AGREEMENT

      7.1 PLAN ADMINISTRATOR DUTIES. This Agreement shall be administered by a Plan Administrator consisting of the board or such committee or person(s) as the board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

      7.2 AGENTS. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

      7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Plan Administrator concerning any question arising out of the administration, interpretation, and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. No Executive or Beneficiary shall be deemed to have any right, vested or non-vested, regarding the continued use of any previously adopted assumptions, including but not limited to the discount rate and calculation method employed in the determination of the Accrual Balance.

      7.4 INDEMNITY OF PLAN ADMINISTRATOR. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

      7.5 BANK INFORMATION. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                    ARTICLE 8
                                  MISCELLANEOUS

      8.1 AMENDMENTS AND TERMINATION. Subject to section 8.15 of this Agreement, this Agreement may be amended solely by a written agreement signed by the Bank and by the Executive, and except for termination occurring under Article 5 this Agreement may be terminated solely by a written agreement signed by the Bank and by the Executive.

      8.2 BINDING EFFECT. This Agreement shall bind the Executive, the Bank, and their beneficiaries, survivors, executors, successors, administrators, and transferees.

      8.3 NO GUARANTEE OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive's right to terminate employment at any time.

      8.4 NON-TRANSFERABILITY. Benefits under this Agreement may not be sold, transferred, assigned, pledged, attached, or encumbered.

      8.5 SUCCESSORS; BINDING AGREEMENT. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement had no succession occurred.

      8.6 TAX WITHHOLDING. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      8.7 APPLICABLE LAW. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Idaho, without giving effect to the principles of conflict of laws of such state.

      8.8 UNFUNDED ARRANGEMENT. The Executive and the Beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay benefits. The rights to benefits are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

      8.9 SEVERABILITY. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision, and the remainder of such provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

      8.10 HEADINGS. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

      8.11 NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of the Bank at the time of the delivery of such notice, and properly addressed to the Bank if addressed to the Board of Directors, Panhandle State Bank, Third and Oak Streets, Sandpoint, Idaho 83864.

      8.12 ENTIRE AGREEMENT. This Agreement and the Split Dollar Agreement attached as Addendum A constitute the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth. The Executive acknowledges and agrees that this Agreement satisfies in full Intermountain Community Bancorp's and the Bank's obligation to provide a salary continuation plan for the benefit of the Executive, which obligation is stated in section 7 of the Executive Employment Agreement dated as of December 17, 2003 by and among the Executive, Intermountain Community Bancorp, and the Bank, as the same may be amended.

      8.13 PAYMENT OF LEGAL FEES. The Bank is aware that after a Change in Control management of the Bank could cause or attempt to cause the Bank to refuse to comply with its obligations under this Agreement, or institute or cause or attempt to cause the Bank to institute litigation seeking to have this Agreement declared unenforceable, or take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances the purpose of this Agreement would be frustrated. The Bank desires that the Executive not be required to incur the expenses associated with the enforcement of rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. The Bank desires that the Executive not be required to negotiate any settlement of rights under threat of incurring expenses. Accordingly, if after a Change in Control (i) it appears to the Executive that the Bank has failed to comply with any of its obligations under this Agreement, or (ii) the Bank or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish, or to recover from the Executive the benefits intended to be provided to the Executive hereunder, the Bank irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the Bank's expense as provided in this section 8.13, to represent the Executive in any litigation or other legal action, whether by or against the Bank or any director, officer, stockholder, or other person affiliated with the Bank, in any jurisdiction. Despite any existing or previous attorney-client relationship between the Bank and any counsel chosen by the Executive under this section 8.13, the Bank irrevocably consents to the Executive entering into an attorney-client relationship with that counsel, and the Bank and the Executive agree that a confidential relationship shall exist between the Executive and that counsel. The fees and expenses of counsel selected from time to time by the Executive as herein above provided shall be paid or reimbursed to the Executive by the Bank on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with such counsel's customary practices, up to a maximum aggregate amount of $500,000, whether suit be brought or not, and whether or not incurred in trial, bankruptcy, or appellate proceedings. The Bank's obligation to pay the Executive's legal fees provided by this section 8.13 operates separately from and in addition to any legal fee reimbursement obligation the Bank or Intermountain Community Bancorp may have with the Executive under any separate employment, severance, or other agreement. Despite anything in this Agreement to the contrary however, the Bank shall not be required to pay or reimburse the Executive's legal expenses if doing so would violate section 18(k) of the Federal Deposit Insurance Act [12 U.S.C. 1828(k)] and Rule 359.3 of the Federal Deposit Insurance Corporation [12 CFR 359.3].

      8.14 EXCISE TAX UNDER INTERNAL REVENUE CODE SECTIONS 280G AND 4999. (a) Partial reimbursement of the Excise Tax. If a Change in Control occurs the Executive may become entitled to acceleration of benefits under this Agreement or under another plan or agreement of or with the Bank or Intermountain Community Bancorp, including accelerated vesting of stock options and acceleration of benefits under any other benefit, compensation, or incentive plan or arrangement with the Bank or Intermountain Community Bancorp (collectively, the "Total Benefits"). If a Change in Control occurs, Intermountain Community Bancorp and the Bank shall cause the certified public accounting firm retained by Intermountain Community Bancorp as of the date immediately before the Change in Control (the "Accounting Firm") to calculate the Total Benefits and any excise tax payable by the Executive under Code sections 280G and 4999 based upon the Total Benefits. If the Accounting Firm determines that an excise tax is payable, at the same time the Bank pays the Change in Control benefit under section 2.4 of this Agreement the Bank shall also pay or cause to be paid to the Executive an amount in cash equal to the excise tax calculated by the Accounting Firm (the "Excise Tax"). The Executive acknowledges and agrees that this section 8.14 provides for partial reimbursement only of the final excise tax that may be payable by him, and that additional unreimbursed excise taxes may be payable after taking into account the reimbursement payment provided under this section 8.14. The partial reimbursement of the excise tax under this section 8.14 shall be made in addition to the amount set forth in section 2.4.

      (b) Calculating the Excise Tax. For purposes of determining whether any of the Total Benefits will be subject to the Excise Tax and for purposes of determining the amount of the Excise Tax,

      1) Determination of "parachute payments" subject to the Excise Tax: any other payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's Separation from Service (whether under the terms of this Agreement or any other agreement, stock option plan or any other benefit plan or arrangement with the Bank or Intermountain Community Bancorp, any person whose actions result in a Change in Control or any person affiliated with the Bank, Intermountain Community Bancorp, or such person) shall be treated as "parachute payments" within the meaning of Code section 280G(b)(2), and all "excess parachute payments" within the meaning of section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Accounting Firm such other payments or benefits do not constitute (in whole or in part) parachute payments, or such excess parachute payments represent (in whole or in part) reasonable compensation for services actually rendered within the meaning of Code section 280G(b)(4) in excess of the base amount (as defined in Code section 280G(b)(3)), or are otherwise not subject to the Excise Tax,

      2) Calculation of benefits subject to the Excise Tax: the amount of the Total Benefits that shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Total Benefits reduced by the amount of such Total Benefits that in the opinion of the Accounting Firm are not parachute payments, or (ii) the amount of excess parachute payments within the meaning of section 280G(b)(1) (after applying clause (1), above), and

      3) Value of noncash benefits and deferred payments: the value of any noncash benefits or any deferred payment or benefit shall be determined by the Accounting Firm in accordance with the principles of Code sections 280G(d)(3) and (4).

      (c) Assumed marginal income tax rate. For purposes of determining the amount of the partial Excise Tax reimbursement payment to be made under this section 8.14, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the partial Excise Tax reimbursement under this section 8.14 is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of Separation from Service, net of the reduction in federal income taxes that can be obtained from deduction of such state and local taxes (calculated by assuming that any reduction under Code section 68 in the amount of itemized deductions allowable to the Executive applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by the Executive, and applicable federal FICA and Medicare withholding taxes).

      (d) Accounting firm's determinations are final and binding. All determinations made by the Accounting Firm under this section 8.14 shall be final and binding on the Bank, Intermountain Community Bancorp, and the Executive. All determinations required to be made under this section 8.14 - including the assumptions used to calculate Total Benefits and the Excise Tax - shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to the Bank and the Executive.

      8.15 TERMINATION OR MODIFICATION OF AGREEMENT BECAUSE OF CHANGES IN TAX STATUTES, RULES, OR REGULATIONS. The Bank is entering into this Agreement on the assumption that certain existing tax statutes, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Agreement, the Bank reserves the right to terminate or modify this Agreement accordingly, subject to obtaining the written consent of the Executive, which shall not be unreasonably withheld. This section 8.15 shall become null and void effective immediately upon a Change in Control.

      IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have executed this Amended Salary Continuation Agreement as of the date first written above.

THE EXECUTIVE:                                 THE BANK:
                                               PANHANDLE STATE BANK

-------------------------------
Jerrold B. Smith                               By:
                                                     --------------------------

                                               Its:
                                                     --------------------------

      Despite any existing or previous attorney-client relationship between Intermountain Community Bancorp and any counsel chosen by the Executive under section 8.13, Intermountain Community Bancorp irrevocably consents to the Executive's entering into an attorney-client relationship with that counsel, and Intermountain Community Bancorp agrees that a confidential relationship shall exist between the Executive and that counsel.

                                               INTERMOUNTAIN COMMUNITY BANCORP

                                               By:
                                                    ---------------------------

                                               Its:
                                                    ---------------------------

                             BENEFICIARY DESIGNATION
                              PANHANDLE STATE BANK
                      AMENDED SALARY CONTINUATION AGREEMENT

      I, Jerrold B. Smith, designate the following as beneficiary of any death benefits under this Amended Salary Continuation Agreement -

      Primary:
                 ______________________________________________________________
_______________________________________________________________________________.

      Contingent:
                  _____________________________________________________________
_______________________________________________________________________________.

      NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

      I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

      Signature: /s/
                 -------------------------------------------------------
                 Jerrold B. Smith

      Date: _______________________, 2007

      Accepted by the Bank this _________ day of _____________________, 2007

            By:             /s/
                            ------------------------------

            Print Name:
                            ------------------------------

            Title:
                            ------------------------------

                                   SCHEDULE A
                              PANHANDLE STATE BANK
                          SALARY CONTINUATION AGREEMENT
                                JERROLD B. SMITH

                                                    EARLY
                                                 TERMINATION
        PLAN                                    ANNUAL BENEFIT      DISABILITY
        YEAR     AGE AT                           PAYABLE AT      ANNUAL BENEFIT    CHANGE-IN-
        ENDING    PLAN     ACCRUAL     VESTED       NORMAL          PAYABLE AT    CONTROL BENEFIT
 PLAN  DECEMBER   YEAR     BALANCE     ACCRUAL  RETIREMENT AGE        NORMAL        PAYABLE IN A
 YEAR     31,     END       (1)        BALANCE      (2)           RETIREMENT AGE     LUMP SUM
-----  --------  ------  -----------  --------  ---------------   --------------  ---------------
1       2002      46     $    21,560  $      0    $       0         $  7,398        $  323,406

2       2003      47     $    46,139  $      0    $       0         $  14,795       $  346,044

3       2004      48     $    74,053  $      0    $       0         $  22,193       $  370,267

4       2005      49     $   105,650  $      0    $       0         $  29,590       $  396,186

5       2006      50     $   141,306  $      0    $       0         $  36,988       $  423,919

6       2007      51     $   181,437  $      0    $       0         $  44,385       $  453,594

7       2008      52     $   226,494  $      0    $       0         $  51,783       $  485,345

8       2009      53     $   276,970  $      0    $       0         $  59,180       $  519,319

9       2010      54     $   333,403  $      0    $       0         $  66,578       $  555,672

10      2011      55     $   396,379  $      0    $       0         $  73,975       $  594,569

11      2012      56     $   466,538  $466,538    $  81,373         $  81,373       $  636,188

12      2013      57     $   544,577  $544,577    $  88,770         $  88,770       $  680,722

13      2014      58     $   631,256  $631,256    $  96,168         $  96,168       $  728,372

14      2015      59     $   727,401  $727,401    $ 103,566         $ 103,566       $  779,358

15      2016      60     $   833,913  $833,913    $ 110,963         $ 110,963       $  833,913

16      2017      61     $   773,557  $773,557

17      2018      62     $   708,975  $708,975

18      2019      63     $   639,873  $639,873

19      2020      64     $   565,934  $565,934

20      2021      65     $   486,819  $486,819

21      2022      66     $   402,166  $402,166

22      2023      67     $   311,587  $311,587

                                                    EARLY
                                                 TERMINATION
        PLAN                                    ANNUAL BENEFIT      DISABILITY
        YEAR     AGE AT                           PAYABLE AT      ANNUAL BENEFIT    CHANGE-IN-
        ENDING    PLAN     ACCRUAL     VESTED       NORMAL          PAYABLE AT    CONTROL BENEFIT
 PLAN  DECEMBER   YEAR     BALANCE     ACCRUAL  RETIREMENT AGE        NORMAL        PAYABLE IN A
 YEAR     31,     END       (1)        BALANCE      (2)           RETIREMENT AGE     LUMP SUM
-----  --------  ------  -----------  --------  ---------------   --------------  ---------------
23      2024      68     $   214,668  $214,668

24      2025      69     $   110,964  $110,964

25      2026      70     $         0  $0

         (1) Calculations are approximations. Benefit calculations are based on prior year-end accrual balances. The accrual balance reflects payment at the beginning of each month during retirement, beginning in October 2016.

         (2) Early termination benefits are not payable if Termination of Employment occurs within 10 years after the Effective Date of the Agreement.

                                   ADDENDUM A
                              PANHANDLE STATE BANK
                             SPLIT DOLLAR AGREEMENT

         THIS SPLIT DOLLAR AGREEMENT is entered into as of this ____ day of ____ , 2003, by and between Panhandle State Bank, an Idaho-chartered, FDIC-insured bank with its main office in Sandpoint, Idaho (the "Bank") and Jerrold B. Smith, President of the Bank (the "Executive"). This Split Dollar Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith, or as subsequently amended, by and between the aforementioned parties.

         To encourage the Executive to remain an employee of the Bank, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive's life to be effective until the Executive's Normal Retirement Age of
60. The Bank will pay life insurance premiums from its general assets.

                                    ARTICLE 1
                               GENERAL DEFINITIONS

         Capitalized terms not otherwise defined in this Split Dollar Agreement are used herein as defined in the Salary Continuation Agreement dated as of the date of this Split Dollar Agreement between the Bank and the Executive. The following terms shall have the meanings specified:

         1.1      Administrator means the administrator described in Article 7.

         1.2      Executive's Interest means the benefit set forth in Section
                  2.2.

         1.3      Insured means the Executive.

         1.4 Insurer means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Split Dollar Agreement.

         1.5 Net Death Proceeds means the total death proceeds of the Policy minus the cash surrender value.

         1.6 Policy means the specific life insurance policy or policies issued by the Insurer(s).

         1.7 Split Dollar Policy Endorsement means the form required by the Administrator or the Insurer to indicate the Executive's interest, if any, in a Policy on the Executive's life.

                                    ARTICLE 2
                           POLICY OWNERSHIP/INTERESTS

         2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Executive's interest has been paid under Section 2.2 of this Split Dollar Agreement.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary(ies) of the Executive's Interest, which shall be an amount equal to 833,913 of the Net Death Proceeds. The Executive shall also have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Executive, the Executive's transferee, or the Executive's beneficiary(ies) shall have no rights or interests in the Policy for that portion of the death proceeds designated in this Section 2.2 if the Executive is not in the full-time employment of the Bank at the time of death, except for reason of a leave of absence approved by the Bank, or if benefits under the Salary Continuation Agreement of even date herewith are denied under
Article 5 of that Salary Continuation Agreement.

         2.3 Option to Purchase. The Bank shall not sell, surrender, or transfer ownership of the Policy while this Split Dollar Agreement is in effect without first giving the Executive or the Executive's transferee a right of first refusal to purchase the Policy for the Policy's interpolated terminal reserve value. The right of first refusal to purchase the Policy must be exercised within 60 days from the date the Bank gives written notice of the Bank's intention to sell, surrender or transfer ownership of the Policy. This provision shall not impair the right of the Bank to terminate this Split Dollar Agreement.

         2.4 Comparable Coverage. Upon execution of this Split Dollar Agreement, the Bank shall maintain the Policy in full force and effect, and the Bank shall not amend, terminate, or otherwise abrogate the Executive's interest in the Policy unless the Bank (a) replaces the Policy with a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement and (b) executes a new Split Dollar Agreement and Endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Bank's creditors.

                                    ARTICLE 3
                                    PREMIUMS

         3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

         3.2 Imputed Income. The Bank shall impute income to the Executive in an amount equal to (a) the current term rate for the Executive's age, multiplied by (b) the net death benefit payable to the Executive's beneficiary(ies). The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

                                    ARTICLE 4
                                   ASSIGNMENT

         The Executive may assign without consideration all interests in the Policy and in this Split Dollar Agreement to any person, entity, or trust. If the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Split Dollar Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder, and the Executive shall have no further interest in the Policy or in this Split Dollar Agreement.

                                    ARTICLE 5
                                     INSURER

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Split Dollar Agreement.

                                    ARTICLE 6
                                CLAIMS PROCEDURE

         6.1 Claims Procedure. A person or beneficiary (a "claimant") who has not received benefits under the Split Dollar Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

         6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

         6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within 90 days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.1.3.1  The specific reasons for the denial,

                  6.1.3.2 A reference to the specific provisions of the Split Dollar Agreement on which the denial is based,

                  6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                  6.1.3.4 An explanation of the Split Dollar Agreement's review procedures and the time limits applicable to such procedures, and

                  6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

         6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.

         6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within 60 days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

         6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  6.2.5.1  The specific reason for the denial,

                  6.2.5.2 A reference to the specific provisions of the Split Dollar Agreement on which the denial is based,

                  6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                  6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    ARTICLE 7
                    ADMINISTRATION OF SPLIT DOLLAR AGREEMENT

         7.1 Administrator Duties. This Split Dollar Agreement shall be administered by an Administrator, which shall consist of the board or such committee as the board shall appoint. The Executive may be a members of the Administrator. The Administrator shall also have the discretion and authority to
(a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Split Dollar Agreement and (b) decide or resolve any and all questions, including interpretations of this Split Dollar Agreement, as may arise in connection with the Split Dollar Agreement.

         7.2 Agents. In the administration of this Split Dollar Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

         7.3 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Split Dollar Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Split Dollar Agreement.

         7.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Split Dollar Agreement, except in the case of willful misconduct by the Administrator or any of its members.

         7.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Employment of the Executive and such other pertinent information as the Administrator may reasonably require.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Amendment and Termination. Subject to Section 8.11 of this Split Dollar Agreement, this Split Dollar Agreement may be amended or terminated solely by a writing signed by the Bank and the Executive. However, this Split Dollar Agreement will terminate automatically and the Executive's interest shall be forfeited if benefits under the Salary Continuation Agreement are neither paid nor payable because of termination under Article 5 of the Salary Continuation Agreement. This Split Dollar Agreement shall also terminate upon the occurrence of any one of the following:

         (a) Surrender, lapse, or other termination of the Policy by the Bank, or

         (b)      Distribution of the death benefit proceeds in accordance with
                  Section 2.2 above.

         8.2 Binding Effect. This Split Dollar Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, transferees, and any Policy beneficiary.

         8.3 No Guarantee of Employment. This Split Dollar Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.4 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Split Dollar Agreement if no succession had occurred. The Bank's failure to obtain such an assumption agreement before succession becomes effective shall be considered a breach of the Split Dollar Agreement and shall entitle the Executive to the Change-in-Control Benefits payable under Section 2.4 of the Salary Continuation Agreement between the Bank and the Executive of even date herewith.

         8.5 Applicable Law. The Split Dollar Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Idaho, except to the extent preempted by the laws of the United States of America.

         8.6 Entire Agreement. This Split Dollar Agreement and the Salary Continuation Agreement constitute the entire agreement between the Bank and the Executive concerning the subject matter hereof. No rights are granted to the Executive under this Split Dollar Agreement other than those specifically set forth herein.

         8.7 Severability. If for any reason any provision of this Split Dollar Agreement is held invalid, such invalidity shall not affect any other provision of this Split Dollar Agreement not held invalid, and to the full extent consistent with the law each such other provision shall continue in full force and effect. If any provision of this Split Dollar Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision, and to the full extent consistent with the law the remainder of such provision, together with all other provisions of this Split Dollar Agreement, shall continue in full force and effect.

         8.8 Headings. The caption headings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Split Dollar Agreement.

         8.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                     (a)    If to the Bank, to:
                            Board of Directors
                            Panhandle State Bank
                            Third and Oak Streets
                            Sandpoint, Idaho 83864

                     (b)    If to the Executive,
                            to: Jerrold B. Smith
                            Panhandle State Bank
                            Third and Oak Streets
                            Sandpoint, Idaho 83864

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         8.10 IRC Section 1035 Exchanges. The Executive recognizes and agrees that the Bank may after this Split Dollar Agreement is adopted wish to exchange the Policy for another contract of life insurance insuring the Executive's life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance consistent with the requirements of section 2.4 herein, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective Insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable Insurer per section 2.4. The Executive's inability to pass an insurability determination for purposes of obtaining a comparable replacement Policy does not permit the Bank to abrogate the Executive's interest in the Policy without the Executive's consent.

         8.11 Termination or Modification of Split Dollar Agreement Because of Changes in Tax Statutes, Rules, or Regulations. The Bank is entering into this Split Dollar Agreement on the assumption that certain existing tax statutes, rules, and regulations will continue in effect in their current form. If that assumption materially changes and the change has a material detrimental effect on this Split Dollar Agreement, the Bank reserves the right to terminate or modify this Split Dollar Agreement accordingly, subject to obtaining the written consent of the Executive, which shall not be unreasonably withheld. This
Section 8.11 shall become null and void effective immediately upon a Change in Control.

         IN WITNESS WHEREOF, the Bank and the Executive have executed this Split Dollar Agreement as of the date first written above.

THE EXECUTIVE:                               THE BANK:
                                                 PANHANDLE STATE BANK

___________________________________
Jerrold B. Smith                             By: ______________________________
                                             Its: ______________________________

 AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT TO I.R.C. SECTION
                                 1035 EXCHANGE

         I acknowledge that I have read the Split Dollar Agreement and agree to be bound by its terms, particularly the covenant on my part set forth in section
8.10 of the Split Dollar Agreement to provide medical information and cooperate with medical insurance-related testing required by an Insurer to issue a comparable insurance policy to cover the benefit provided under this Split Dollar Agreement.

___________________________________       ____________________________________
Witness                                   Executive

                              PANHANDLE STATE BANK
                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Jerrold B. Smith            Insurer: West Coast Life Insurance Company
Policy No. ZUA391031

         Pursuant to the terms of the Panhandle State Bank Split Dollar Agreement dated as of _______________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

________________________________________________________________________________
PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

________________________________________________________________________________
CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

        Signed at _____________, Sandpoint, Idaho, this_____day of____, 2003.

INSURED:                                      OWNER:
                                                Panhandle State Bank

_____________________________________         By: ______________________________
Jerrold B. Smith

                                              Its: ____________________________

                              PANHANDLE STATE BANK
                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Jerrold B. Smith               Insurer: Clarica Life Insurance Company
Policy No. 665519

         Pursuant to the terms of the Panhandle State Bank Split Dollar Agreement dated as of _______________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

________________________________________________________________________________
PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

________________________________________________________________________________
CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

        Signed at______________, Sandpoint, Idaho, this ______day of_____, 2003.

INSURED:                                         OWNER:
                                                    Panhandle State Bank

                                                 By: ___________________________
_______________________________
Jerrold B. Smith
                                                 Its: __________________________

                              PANHANDLE STATE BANK
                         SPLIT DOLLAR POLICY ENDORSEMENT

Insured: Jerrold B. Smith        Insurer: Ohio National Life Insurance Company
Policy No. C6475175

         Pursuant to the terms of the Panhandle State Bank Split Dollar Agreement dated as of ________________, 2003, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of its interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner as to the amount of proceeds it is entitled to receive under this paragraph.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

________________________________________________________________________________
PRIMARY BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

________________________________________________________________________________
CONTINGENT BENEFICIARY, RELATIONSHIP/SOCIAL SECURITY NUMBER

The exclusive right to change the beneficiary for the proceeds payable under this paragraph, to elect any optional method of settlement for the proceeds paid under this paragraph which are available under the terms of the policy, and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise said rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

         3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

         4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

         The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

       Signed at__________, Sandpoint, Idaho, this______day of_________, 2003.

INSURED:                                     OWNER:
                                               Panhandle State Bank

                                             By: _______________________________
__________________________________
Jerrold B. Smith
                                             Its: _____________________________